UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

ADVANCED BIOENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Delaware	333-125335	20-2281511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 N. 8th Street, Geneva, Nebraska 68361
(Address of principal executive offices)

(402) 759-3773
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The paragraphs below are intended to satisfy the Registrant’s disclosure requirements for both Item 1.01 and Item 5.02.

On April 7, 2006 (the “Effective Date”), the Registrant entered into an employment agreement with Revis L. Stephenson III. Pursuant to this employment agreement, Mr. Stephenson was appointed as the Registrant’s Chairman and Chief Executive Officer. Prior to this appointment, and since the Registrant’s inception, Mr. Stephenson had served as the Chairman of the Registrant’s Board of Directors. Mr. Stephenson has 15 years experience in the investment industry and currently holds series 7, series 63 and series 65 licenses. Prior to the Effective Date, Mr. Stephenson was a Vice President of institutional sales for the fixed income originations group of a leading financial institution. From 1997 to 2002 he was with Kinnard – MJSK Investments where he gained experience in the private equity markets where his responsibilities included placement of equity, assisting with structuring deals, and pricing. Prior to that he was employed by Piper Jaffray where he was a managing director of investments. Mr. Stephenson received a Bachelors of Science degree from the University of Minnesota in Economics. He has been on the Board of Directors on the Northwestern Chi Psi Educational Foundation for eight years and has been an active volunteer for the United Way. Mr. Stephenson currently owns 220,000 units of the Registrant. Mr. Stephenson purchased 35,000 units on February 18, 2005. On April 14, 2005, all unit holders received a two-for-one unit dividend. Mr. Stephenson also received 100,000 units on May 19, 2005 as part of a development agreement. As part of the Registrant’s registered equity offering, Mr. Stephenson purchased 15,000 units, which were issued on March 30, 2006.

Pursuant to Mr. Stephenson’s employment agreement, the term of Mr. Stephenson’s employment commenced on the Effective Date and shall end on the third anniversary of the Effective Date, unless terminated pursuant to the employment agreement. Thereafter, Mr. Stephenson’s employment shall be automatically extended for successive one year periods unless terminated pursuant to the employment agreement. While Mr. Stephenson is employed by the Registrant, Mr. Stephenson will be nominated by the Board of Directors to serve on the Board of Directors. Upon election, Mr. Stephenson will serve with no other compensation other than that provided for by the employment agreement.

Mr. Stephenson will receive an annual base salary of $300,000. In addition, Mr. Stephenson will receive (i) an annual performance bonus based on achievement of certain criteria established by the Registrant’s Compensation Committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by the Registrant; (iii) the right to participate in all employee benefit plans and programs of the Registrant; (iv) use of an automobile while employed by the Registrant; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; (vi) reimbursement for reasonable fees and expenses of annual tax return preparation and planning by an independent public accounting firm; and (vii) paid vacation time off in accordance with the normal policies of the Registrant, but not less than four weeks vacation per year.

Mr. Stephenson has agreed, as part of the employment agreement, that (a) he will not divulge the Registrant’s confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he not take a corporate opportunity from the Registrant; (c) he will not engage in competition with the Registrant; (d) he will not attempt to hire an employee of the Registrant during Mr. Stephenson’s employ or during a twelve month period thereafter; (e) he will not solicit the customers or suppliers of the Registrant during his employ or during the twenty-four month period thereafter; and (f) he will disclose to, and give all rights and ownership to, the Registrant in any improvements, inventions, or copyrightable material he conceives during his employ and relating to the business of the Registrant.

In the event of termination of Mr. Stephenson’s employment, as determined by the employment agreement, Mr. Stephenson shall receive certain severance payments and benefits, including, but not limited to:  (aa) a lump-sum amount equal to two times Mr. Stephenson’s annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Stephenson and his dependents for a twenty-four month period, to the extent that such benefits were in effect at termination, unless Mr. Stephenson obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Stephenson during the fiscal year the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Stephenson in accordance with such plans and programs. Upon termination, Mr. Stephenson shall promptly deliver to the Registrant any and all Company records and property in his possession or under his control.

On April 7, 2006, (the “Effective Date”) the Registrant entered into an employment agreement with Don Gales. Pursuant to this employment agreement, Mr. Gales was appointed as the Registrant’s Chief Operating Officer. From August 2004 until March 2006, Mr. Gales was Vice President of Archer Daniels Midland Grain Co. Western Division. As Vice President, Mr. Gales was responsible for Archer Daniels Midland’s grain assets in six states, along with sitting on the Board of Directors of Skyland Grain, LLC, United Prairie Ag LLC, Hutchinson Fertilizer LLC, Norkan Fertilizer LLC and FSC/ADM LLC. Prior to assuming the role of Vice President of Archer Daniels Midland Grain Co. Western Division, Mr. Gales was President of ADM-Collingwood for over a year. Before joining Archer Daniels Midland, Mr. Gales was the Chief Executive Officer of South Dakota Wheat Growers based in Aberdeen, South Dakota for four years. South Dakota Wheat Growers is a grain origination and farm supply company that operated facilities in North and South Dakota. South Dakota Wheat Growers was also a majority owner in Heartland Grain Fuels, which operated two dry-mill ethanol plants. As part of the Registrant’s registered equity offering, Mr. Gales purchased 7,500 units, which were issued on March 30, 2006.

Pursuant to Mr. Gales employment agreement, the term of Mr. Gales’ employment commenced on the Effective Date and shall end on the third anniversary of the Effective Date, unless terminated pursuant to the employment agreement. Thereafter, Mr. Gales’ employment shall be automatically extended for successive one year periods unless terminated pursuant to the employment agreement. Mr. Gales will receive an annual base salary of $250,000. In addition, Mr. Gales will receive (i) an annual performance bonus based on achievement of certain criteria established by the Compensation Committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by the Registrant; (iii) the right to participate in all employee benefit plans and programs of the Registrant; (iv) use of an automobile while employed by the Registrant; (v) reimbursement for expenses related to Mr. Gales relocation to the Minneapolis, Minnesota metropolitan area; (vi) the right to receive 6,000 units in the Registrant at each anniversary of the Effective Date, up to a maximum of 30,000 units; (vii) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; and (viii) paid vacation time off in accordance with the normal policies of the Registrant, but not less than three weeks vacation per year.

Mr. Gales has agreed, as part of the employment agreement, that that (a) he will not divulge the Registrant’s confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he not take a corporate opportunity from the Registrant; (c) he will not engage in competition with the Registrant; (d) he will not attempt to hire an employee of the Registrant during Mr. Gales’ employ or during a twelve month period thereafter; (e) he will not solicit the customers or suppliers of the Registrant during his employ or during the twenty-four month period thereafter; and (f) he will disclose to, and give all rights and ownership to, the Registrant in any improvements, inventions, or copyrightable material he conceives during his employ and relating to the business of the Registrant.

In the event of termination of Mr. Gales’ employment, as determined by the employment agreement, Mr. Gales’ shall receive certain severance payments and benefits, including, but not limited to:  (aa) a lump-sum amount equal to Mr. Gales’ annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment, plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Gales and his dependents for a twenty-four month period, to the extent that such benefits were in effect at termination, unless Mr. Gales obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Gales during the fiscal year the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Gales in accordance with such plans and programs. Upon termination, Mr. Gales shall promptly deliver to the Registrant any and all Company records and property in his possession or under his control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

Date:	April 13, 2006	/s/ Larry L. Cerny
Larry L. Cerny, Secretary